================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 13, 2002



                         CARRAMERICA REALTY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Maryland                     1-11706                52-1796339
----------------------------         ------------        ----------------------
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)        Identification Number)




       1850 K Street, NW, Suite 500
             Washington, DC                                     20006
   ----------------------------------------                   ----------
   (Address of principal executive offices)                   (Zip Code)


               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (202) 729-1700


                                 Not applicable
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

Item 5.  Other Events

         In June 2000, we disposed of a substantial portion of our equity interest in HQ Global Workplaces, Inc. ("HQ Global") in connection with a merger transaction involving HQ Global and VANTAS Incorporated ("VANTAS"), which was then a subsidiary of FrontLine Capital Group ("FrontLine"). We continue to own an approximately 16% equity interest in HQ Global.

         On January 30, 2002, FrontLine reiterated that HQ Global was in active negotiations with its lenders and certain other investors in HQ Global with respect to the restructuring of its long-term indebtedness with an objective of reaching an agreement on terms that would provide HQ Global with sufficient liquidity to operate its business through the current economic downturn. Unsuccessful in these attempts, on March 13, 2002, HQ Global filed for bankruptcy protection under Chapter 11 of the federal bankruptcy laws. We provide below certain information concerning the possible effects of this bankruptcy filing on our financial condition and results of operations.

         As previously disclosed in our filing dated February 8, 2002 on Form 8-K, we took an impairment charge of $42.2 million with respect to this investment in the fourth quarter of 2001, which constituted a write-down of our entire investment in HQ Global. As a result, the bankruptcy filing will have no further impact on our investment in HQ Global as reflected on our books and records.

         We leased space at three of our office properties to HQ Global as of the date of the bankruptcy filing. These three leases aggregate approximately 83,000 square feet of net rentable area and $2.3 million of annual base rent, or less than 0.5% of our 2001 base rental revenue of $431.8 million. Rent payments were made currently with respect to each of these leases, except that rent payments due March 1, 2002 were not made. In addition, we subleased space to HQ Global in one building where we hold a master lease that expires on May 31, 2002. The sublease is for approximately 23,000 square feet of net rentable area and approximately $57,000 of monthly base rent. Rent payments were made currently with respect to this master lease, including the rent payment due March 1, 2002. In connection with the bankruptcy proceedings, HQ Global has the ability to reject these leases, but has not yet done so. Even if HQ Global rejects the leases, or otherwise fails to make timely payments of rent under the leases, we do not believe that this would have a material adverse effect on our financial condition or results of operations.

         As described above, we previously owned a substantial economic interest in HQ Global. During 1997 and 1998, to assist HQ Global as it grew its business, we provided guarantees of HQ Global's performance under four office leases that it signed. In connection with the HQ Global/VANTAS merger transaction, FrontLine agreed to indemnify us against any losses incurred with respect to these guarantees. However, at this time, FrontLine's principal asset is its interest in HQ Global, and therefore our ability to recover any resulting losses from FrontLine under this indemnity likely will be limited. To our knowledge, all monthly rent payments were made by HQ Global under two of these leases through January 2002, and rental payments under the other two leases were made through February 2002. As a result, we may be liable to the lessors with respect to payments due under two of these leases from and after February 2002 and under the other two leases from and after March 2002.

         As part of the initial filings made in connection with the bankruptcy proceedings, HQ Global filed a motion to reject one of these four leases. That lease is for space in San Jose, California. The lease is for approximately 22,000 square feet of space at two adjacent buildings and runs through October 2008, with total aggregate remaining lease payments as of February 1, 2002 of approximately $6.2 million (approximately $706,000 of which is payable in 2002). Our liability under this guarantee is limited to approximately $2 million.

         HQ Global has not filed a motion seeking to reject the remaining three leases that we have guaranteed, although it could do so in the future. Even if the leases are not rejected, we may ultimately be liable to the lessor for payments due under the leases. In one case, the lease is for approximately 25,000 square feet of space in midtown Manhattan, and our liability is currently capped at approximately $630,000, which liability reduces over the life of the lease until its expiration in September 2007. The second lease is a sublease for space in downtown Manhattan. This lease is for approximately 26,000 square feet of space and runs through March 2008, with total aggregate remaining lease payments as of February 1, 2002 of approximately $5.4 million (approximately $755,000 of which is payable in 2002). The third lease is for space in San Mateo, California. This lease is for approximately 19,000 square feet of space and runs through January 2013, with total aggregate remaining lease payments as of March 1, 2002 of approximately $10.4 million (approximately $612,000 of which is payable in 2002).

         We currently are evaluating a number of options with respect to these leases in an attempt to reduce or eliminate our possible exposure under these lease guarantees. These options include, among other things, seeking to sublease certain of these lease locations to third parties or assuming the lease as a primary tenant and conducting executive suites or other business activities at these locations. It also is possible that claims by the lessors under the guarantees may be mitigated through re-leasing by them of the space or by retaining the security (generally in the form of cash or letters of credit) granted to them by HQ Global under the leases, but there can be no assurance that this will be the case.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CARRAMERICA REALTY CORPORATION

Date: March 15, 2002                  By: /s/ Stephen E. Riffee
                                          ----------------------------------
                                          Stephen E. Riffee,
                                          Senior Vice President, Controller
                                          and Treasurer